Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the U.S. Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other reporting persons on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the shares of Class A Common Stock, $0.00000125 par value, of EquipmentShare.com Inc, a Texas corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of May 5, 2026.

ROMULUS EQUIPMENTSHARE GROWTH II L.P.

By: Madoda Engala LLC, its General Partner

By:	/s/ Neil Chheda
Name:	Neil Chheda
Title:	Managing Member

MADODA ENGALA LLC

By:	/s/ Neil Chheda
Name:	Neil Chheda
Title:	Managing Member

SCHLACKS 2020 TRANSFER LLC

By:	/s/ Neil Chheda
Name:	Neil Chheda
Title:	Managing Member

RC EQUIPMENTSHARE GROWTH VI L.P.

By:	/s/ Neil Chheda
Name:	Neil Chheda
Title:	Managing Member

RC EQUIPMENTSHARE GROWTH VII L.P.

By:	/s/ Neil Chheda
Name:	Neil Chheda
Title:	Managing Member

ROMULUS EQUIPMENTSHARE GROWTH L.P.

By: Romulus Capital Partners II, LLC, its General Partner

By:	/s/ Neil Chheda
Name:	Neil Chheda
Title:	Managing Member

ROMULUS CAPITAL II, L.P.

By: Romulus Capital Partners II, LLC, its General Partner

By:	/s/ Neil Chheda
Name:	Neil Chheda
Title:	Managing Member

ROMULUS EQUIPMENTSHARE GROWTH III L.P.

By: Romulus Capital Partners II, LLC, its General Partner

By:	/s/ Neil Chheda
Name:	Neil Chheda
Title:	Managing Member

ROMULUS CAPITAL III, L.P.

By: Romulus Capital Partners II, LLC, its General Partner

By:	/s/ Neil Chheda
Name:	Neil Chheda
Title:	Managing Member

ROMULUS CAPITAL PARTNERS II, LLC

By:	/s/ Neil Chheda
Name:	Neil Chheda
Title:	Managing Member
/s/ Neil Chheda
Neil Chheda